Exhibit 99.1

eXp World Holdings Reports Third-Quarter 2019 Financial Results

Revenue Up Nearly 80% Year-over-year to Record $282 Million

Number of Agents and Brokers Increased 66% Year-over-year to 23,034

Improved Performance Across All Measures of Profitability

BELLINGHAM, WASH. — Nov. 6, 2019 — eXp World Holdings, Inc. (NASDAQ: EXPI), the holding company for eXp Realty and eXp World Technologies, today announced financial results for the third quarter ended Sept. 30, 2019.

“Our performance in the third quarter was excellent,” said eXp World Holdings CEO, Chairman and Founder Glenn Sanford. “eXp Realty is continuing to be the go-to destination for agents and brokers who want to establish and grow their businesses on the most beneficial, tech-driven platform available. We have a defensible business model that is not dependent on bricks and mortar, and gives agents and staff the ability to be highly connected and productive. eXp provides a great value proposition where people can work from anywhere in our cloud office environment and still do everything they used to physically have to go into a traditional office for.”

Third-Quarter 2019 Operating and Business Highlights

•The number of agents and brokers on the eXp Realty platform increased by 66% to 23,034 at the end of the third quarter of 2019, compared to 13,859 at the end of the third quarter of 2018.

•Residential transaction sides closed in the third quarter of 2019 was 38,567, an increase of 66%, compared to 23,219 during the third quarter of 2018.

•Residential transaction volume closed in the third quarter of 2019 was $11.1 billion, an increase of 79%, compared to $6.2 billion during the third quarter of 2018.

•By continuing to focus on the agent eXperience,  eXp Realty earned a 61 agent Net Promoter Score, which measures agent satisfaction, in the third quarter.

•VirBELA won new government contracts and worked through the pre-launch stage of releasing a new team-based product.

•Launched eXp Preferred Partners, a program that provides eXp Realty agents and their clients with a marketplace for home-buying and selling services.

•John Tobison was named Chief Information Officer to lead technology and innovation for eXp World Holdings and its companies.

•Raymond “RJ” Jones was named Executive Vice President, Finance and Growth, of eXp World Holdings, where he will create value in various areas of the business.

“Rapid growth of eXp Realty continued this quarter,” said Sanford. “The most agent-centric real estate brokerage on the planet is increasingly attracting and retaining agents who want the freedom, convenience and control over their long-term destinies that our unique model provides. We remain laser focused on delivering an exceptional agent experience, which enables our agents to accomplish what they set out to do with their businesses.”

Third-Quarter 2019 Financial Results Highlights

•Revenue increased 79% in the third quarter of 2019 to $282 million, compared to $157 million in the third quarter of 2018.

•Gross profit grew 100% to $23 million in the third quarter of 2019, primarily driven by enhancements in eXp Realty’s  revenue share program, compared to $11.5 million in the third quarter of 2018. Gross profit is calculated as revenues less commission and other agent-related costs.

•Net loss was $1.8 million, or $(0.03) per diluted share in the third quarter of 2019, compared to a net loss of $4.6 million, or $(0.08) per diluted share, in the third quarter of 2018.

•Adjusted EBITDA (a non-GAAP financial measure) was $3.6 million in the third quarter of 2019, compared to $1 million in the third quarter of 2018.

•Cash flow from operations increased 137% to $15 million in the third quarter of 2019, compared to $6.3 million in the third quarter of 2018.

“In addition to revenue growth of nearly 80% year-over-year this quarter, improvement in managing our allocation of capital enhanced our measures of profitability,” said eXp World Holdings CFO and Chief Collaboration Officer Jeff Whiteside. “Notably, as we focused on growth, our gross margin expanded, our net loss compressed, and our adjusted EBITDA grew favorably in the quarter compared to the prior year. We remain intensely focused on continuously improving our execution as we scale.”

***

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses, provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax expense, depreciation and amortization; stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

•Adjusted EBITDA excludes stock-based compensation expense not related to the agent equity program (and related payroll tax expense) and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and

•Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

About eXp World Holdings

eXp World Holdings, Inc. (NASDAQ: EXPI) houses eXp Realty and eXp World Technologies, LLC, which operates the VirBELA platform and eXp World Marketplace.

eXp Realty, The Real Estate Cloud Brokerage™, is the largest residential real estate brokerage by geography in North America. It is the fastest growing real estate brokerage firms in North America with more than 24,000 agents across 50 U.S. states, the District of Columbia and six  Canadian provinces. The company recently announced expansion into the United Kingdom and Australia. As a subsidiary of a publicly traded company, eXp Realty uniquely offers real estate professionals within its ranks opportunities to earn eXp World Holdings stock for production and contributions to overall company growth.

VirBELA offers a modern, cloud-based environment focused on education and team development with clients in various industries from government to retail. VirBELA developed eXp Realty’s current cloud campus, which provides 24/7 access to collaborative tools, training and socialization for the company’s agents and staff.

For more information, please visit the company’s website at www.expworldholdings.com.

Reported Consolidated Results

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$34,736,287	$20,538,057
Restricted cash	7,913,156	2,502,591
Accounts receivable, net of allowance $697,702 and $484,441, respectively	36,039,325	17,428,091
Prepaids and other assets	2,603,315	1,857,988
TOTAL CURRENT ASSETS	81,292,083	42,326,727
Fixed Assets, net	4,704,994	2,739,525
Operating lease right-of-use assets	1,299,536	—
Intangible assets, net	2,646,678	2,531,669
Goodwill	8,248,107	8,248,107
TOTAL ASSETS	$98,191,398	$55,846,028
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,221,971	$1,758,377
Customer deposits	7,913,156	2,502,591
Accrued expenses	39,769,890	18,976,435
Current portion of long-term payable	992,067	974,659
Current portion of lease obligation - operating lease	167,420	—
TOTAL CURRENT LIABILITIES	50,064,504	24,212,062
Long-term payable, net of current portion	1,791,015	1,654,337
Long-term lease obligation - operating lease	1,132,350	—
TOTAL LIABILITIES	52,987,824	25,866,399
STOCKHOLDERS' EQUITY
Common Stock, $0.00001 par value 220,000,000 shares authorized; 66,476,020 issued and 64,690,075 outstanding at of September 30, 2019, 60,609,102 issued and 60,609,102 outstanding at December 31, 2018	665	606
Additional paid-in capital	133,827,909	90,755,616
Treasury stock, at cost: 1,785,945 shares held at September 30, 2019	(17,649,014)	—
Accumulated deficit	(71,104,193)	(60,765,266)
Accumulated other comprehensive income (loss)	128,207	(11,327)
TOTAL STOCKHOLDERS' EQUITY	45,203,574	29,979,629
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$98,191,398	$55,846,028

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$282,179,339	$157,236,070	$705,917,916	$349,741,409
Expenses
Commission and other agent-related costs	259,140,641	145,740,264	646,269,556	319,560,992
General and administrative	23,597,497	15,351,430	66,502,632	45,218,159
Sales and marketing	1,083,456	774,479	3,043,407	2,130,644
Total expenses	283,821,594	161,866,173	715,815,595	366,909,795
Operating income (loss)	(1,642,255)	(4,630,103)	(9,897,679)	(17,168,386)
Other income (expenses)
Other income (expense)	(256,511)	—	(374,699)	—
Interest income	83,636	9,387	176,836	9,387
Total other income (expense), net	(172,875)	9,387	(197,863)	9,387
Loss before income tax expense	(1,815,130)	(4,620,716)	(10,095,542)	(17,158,999)
Income tax expense	(32,233)	(7,455)	(243,385)	(52,175)
Net loss	$(1,847,363)	$(4,628,171)	$(10,338,927)	$(17,211,174)
Net loss per share
Basic	$(0.03)	$(0.08)	$(0.17)	$(0.30)
Diluted	$(0.03)	$(0.08)	$(0.17)	$(0.30)
Weighted average shares outstanding
Basic	63,197,495	58,360,233	61,834,376	57,069,377
Diluted	63,197,495	58,360,233	61,834,376	57,069,377

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

	For the Three Months Ended
	September 30, 2019	September 30, 2018
Net income / (loss)	$(1,847,363)	$(4,628,171)
Other (income) / expense	172,875	(9,387)
Taxes	32,233	7,455
Depreciation & Amortization	642,089	240,031
Agent growth incentive stock compensation expense	3,503,236	4,238,667
Stock option expense	1,060,175	1,103,055
Adjusted EBITDA	$3,563,245	$951,650

	For the Nine Months Ended
	September 30, 2019	September 30, 2018
Net income / (loss)	$(10,338,927)	$(17,211,174)
Other (income) / expense	197,863	(9,387)
Taxes	243,385	52,175
Depreciation & Amortization	1,616,220	570,910
Agent growth incentive stock compensation expense	10,760,022	16,507,378
Stock option expense	4,106,131	3,586,726
Adjusted EBITDA	$6,584,694	$3,496,628

Connect with eXp Realty and eXp World Holdings:

•Facebook - Canada,  United States, investor relations

•Twitter - United States, investor relations

•LinkedIn - Canada and United States

Media Relations Contact:

Cynthia Nowak

Vice president, marketing and communications, eXp Realty

360.419.5285 ext. 116

cynthia.nowak@exprealty.com

Investor Relations Contact:

Raymond “RJ” Jones

Executive Vice President, finance and growth, eXp World Holdings

360.761.4393

investors@expworldholdings.com